Exhibit 99.1

CytRx Reports Second Quarter 2016 Financial Results
LOS ANGELES – July 29, 2016 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today reported financial results for the three months ended June 30, 2016, and provided an overview of recent corporate developments and upcoming milestones for its research and development programs.
"Our mission at CytRx is to bring new therapeutics to patients with cancer by applying our innovative Linker Activated Drug Release (LADR™) technology to deliver cytotoxic payloads," said Steven A. Kriegsman, CytRx's Chairman and CEO.  "As we await the second analysis for our Phase 3 trial of aldoxorubicin in second-line soft tissue sarcoma (STS) in the fourth quarter of 2016, we will continue to closely manage our spending.  Our ongoing single-agent aldoxorubicin trials in glioblastoma and Kaposi's sarcoma, along with our combination trials in STS and metastatic solid tumors are fully enrolled and either completed or near completion.  Our Phase 2b second-line small cell lung cancer trial is 90 percent enrolled, and we currently anticipate reporting top-line results in the fourth quarter of 2016."
Second Quarter 2016 and Recent Developments
Reported Initial Results of Phase 3 Aldoxorubicin Trial in STS.  On July 11, 2016, CytRx reported results of an analysis of its global, randomized, Phase 3 clinical trial of aldoxorubicin compared to investigator's choice therapy in patients with relapsed or refractory STS. The analysis did not show a significant difference between aldoxorubicin and investigator's choice therapy for progression-free survival (PFS), the study's primary endpoint, with a median of 4.17 months and 4.04 months, respectively (hazard ratio: 0.91).  The most immediate indications of therapeutic activity, objective response rate (ORR) and disease control rate (ORR + stable disease ≥ 4 months), showed a near doubling in the aldoxorubicin arm compared to investigator's choice.  CytRx believes that both PFS and response data need to be analyzed at a future date to include longer patient follow-up and allow for greater maturation of all endpoints.  The Company expects to announce the results of this evaluation and hold an end-of-Phase 3 meeting with the U.S. Food and Drug Administration (FDA) in the fourth quarter of 2016.  In addition, patients continue to be followed for overall survival (OS), a secondary endpoint of the trial.
Completed $20 Million Financing.  On July 20, 2016, CytRx completed a public offering of common stock and warrants that expire one year from issuance for total net proceeds of approximately $18.3 million.
Presented Updated Aldoxorubicin Clinical Trial Results at ASCO 2016.  In June 2016, CytRx presented three posters featuring updated clinical data from its aldoxorubicin clinical trials at the American Society of Clinical Oncology (ASCO) 2016 Annual Meeting.  The presented data highlighted aldoxorubicin's safety and anti-tumor activity in multiple cancer types, including glioblastoma, Kaposi's sarcoma and metastatic solid tumors.
Upcoming Milestones
•
Announce results of second analysis of Phase 3 aldoxorubicin clinical trial in patients with second-line STS, including longer patient follow-up and allowing for greater maturation of all endpoints, during the fourth quarter of 2016.

•	Hold an end-of-Phase 3 meeting with the FDA in the fourth quarter of 2016 regarding aldoxorubicin as a treatment for patients with advanced soft tissue sarcomas.
•
Currently anticipate reporting top-line results from the global Phase 2b clinical trial evaluating aldoxorubicin in patients with second-line small cell lung cancer (SCLC) in the fourth quarter of 2016.

Second Quarter 2016 Financial Results
CytRx reported cash and cash equivalents of $55.9 million as of June 30, 2016.  Subsequent to the close of the second quarter, CytRx completed a public offering of common stock and warrants that expire one year from issuance for total net proceeds of approximately $18.3 million.
Net loss for the quarter ended June 30, 2016 was $18.3 million, or $0.27 per share, compared with a net loss of $11.7 million, or $0.21 per share, for the quarter ended June 30, 2015.  During the second quarter of 2016, CytRx recognized a non-cash gain on warrant derivative liability of $0.9 million, compared to a non-cash gain of $2.4 million for the three-month period ended June 30, 2015.  The Company recognized $0.1 million license revenue for the quarter ended June 30, 2016. The Company did not recognize revenues for the second quarter of 2015.
Research and development (R&D) expenses were $12.5 million for the second quarter of 2016, and included development expenses of $10.4 million for the aldoxorubicin program.  R&D expenses were $10.0 million for the second quarter of 2015.
General and administrative (G&A) expenses were $6.1 million for the second quarter of 2016, compared to $4.2 million for the second quarter of 2015.

About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin, its albumin-binding conjugate of the widely used chemotherapeutic agent doxorubicin, and DK049, a novel drug conjugate which is expected to enter clinical trials in 2017.  CytRx is also expanding its pipeline of oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of anti-cancer therapies.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the outcome of the second analysis of the results of its Phase 3 clinical trial of aldoxorubicin in STS and end-of-Phase 3 meeting with the FDA, ongoing clincal tests of aldoxorubicin in SCLC and preclinical and planned clinical testing of its LADR™ linker technology platform, the risk that any future pre-clinical or human testing of compounds based on the LADR™ technology platform might not show efficacy or reduced side effects of those compounds, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including the Phase 2 and Phase 3 clinical development of aldoxorubicin for SCLC and STS, respectively, and the preclinical and clinical development of compounds based on the LADR™ technology platform, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development and Investor Relations
(310) 826-5648, ext. 304
dhaen@cytrx.com

Media Contact:
Argot Partners
Eliza Schleifstein
(917) 763-8106
eliza@argotpartners.com

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com

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CYTRX CORPORATION
CONDENSED BALANCE SHEETS
 (Unaudited)
	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$55,913,199	$22,261,372
Short-term investments	—	35,035,420
Receivables	224,702	4,621,605
Prepaid expenses and other current assets	1,337,068	2,373,708
Total current assets	57,474,969	64,292,105
Equipment and furnishings, net	1,990,334	1,467,681
Goodwill	183,780	183,780
Other assets	685,385	1,080,872
Total assets	$60,334,468	$67,024,438
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities: Accounts payable	$7,293,498	$8,058,624
Accrued expenses and other current liabilities	5,395,495	9,693,359
Non-cash litigation settlement due in shares of common stock	700,000	4,500,000
Warrant liability	—	693,457
Term loan, net - current	1,716,265	—
Total current liabilities	15,105,258	22,945,440

Long term loan, net	21,870,212	—
Total liabilities	36,975,470	22,945,440
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, including 25,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized; 68,371,643 shares issued and outstanding at June 30, 2016; 66,480,065 shares issued and outstanding at December 31, 2015	68,371	66,480
Additional paid-in capital	419,308,736	409,107,292
Accumulated deficit	(396,018,109)	(365,094,774)
Total stockholders' equity	23,358,998	44,078,998
Total liabilities and stockholders' equity	$60,334,468	$67,024,438

CYTRX CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
License revenue	$100,000	$—	$100,000	$—

Expenses:
Research and development	12,452,340	10,008,304	20,604,559	22,573,181
General and administrative	6,128,904	4,191,769	10,087,340	7,322,001
	18,581,244	14,200,073	30,691,899	29,895,182

Loss before other income (loss)	(18,481,244)	(14,200,073)	(30,591,899)	(29,895,182)

Other income (loss):
Interest income	65,436	46,455	127,174	103,029
Interest expense	(741,346)	—	(1,158,148)	—
Other income (loss), net	(798)	30,660	6,081	15,940
Gain on warrant derivative liability	877,729	2,435,865	693,457	564,570

Net loss	$(18,280,223)	$(11,687,093)	$(30,923,335)	$(29,211,643)

Basic and diluted net loss per share	$(0.27)	$(0.21)	$(0.46)	$(0.52)

Basic and diluted weighted-average shares outstanding	67,398,837	55,726,432	66,893,846	55,724,581

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